EXHIBIT 23

CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation of our report on the financial statements of Newmont Retirement Savings Plan (Non-Union) dated June 26, 2002, included in this Form 11-K into the previously filed Registration Statement on Form S-8 (No. 333-69145).

/s/    Arthur Andersen LLP

Denver, Colorado,
June 26, 2002